                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                        Tarragon Realty Investors, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [x]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

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   (4)  Date Filed:

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
                         TARRAGON REALTY INVESTORS, INC.
                            1775 Broadway, 23rd Floor
                            New York, New York 10019
                                 (212) 949-5000



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 17, 2001


         Please join us for the Annual Meeting of Stockholders of Tarragon Realty Investors, Inc., which will be held on Tuesday, July 17, 2001 at 10:00 a.m., local New York City time, at 1775 Broadway, 23rd Floor, New York, New York 10019.

         The purposes of the Annual Meeting are:

          1. To elect eight (8) Directors to serve until the next Annual Meeting of Stockholders;

          2. To approve and ratify the selection of Arthur Andersen LLP as independent auditors for fiscal year 2001; and

          3. To consider and take action upon any other business that may properly come before the meeting.

         You are cordially invited to attend the Annual Meeting in person.

         You must be a stockholder of record at the close of business on Monday, May 21, 2001 to vote at the Annual Meeting.

         Your vote is important. Accordingly, whether or not you plan to attend the Annual Meeting, please sign, date and promptly return the enclosed proxy card in the envelope provided.



Dated:   May 31, 2001                    BY ORDER OF THE BOARD OF DIRECTORS


                                         /s/ KATHRYN MANSFIELD


                                         Kathryn Mansfield
                                         Executive Vice President and Secretary

                         TARRAGON REALTY INVESTORS, INC.
                            1775 Broadway, 23rd Floor
                            New York, New York 10019
                                 (212) 949-5000


                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                                  TO BE HELD ON

                                  JULY 17, 2001



                               GENERAL INFORMATION

         This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Tarragon Realty Investors, Inc. for use at the Annual Meeting of Stockholders. The Annual Meeting will be held on Tuesday, July 17, 2001 at 10:00 a.m., local New York City time, at 1775 Broadway, 23rd Floor, New York, New York 10019. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about May 31, 2000.

STOCKHOLDERS ENTITLED TO VOTE

         You are entitled to vote at the Annual Meeting and any adjournments thereof if you are a holder of record of Tarragon common stock, par value $0.01 per share, as of the close of business on May 21, 2001 (the "Record Date"). As of the Record Date, there were 7,463,309 shares of common stock outstanding. You are entitled to one vote for each share of Tarragon common stock you hold on the Record Date.

VOTING OF PROXIES

         You can vote in person at the Annual Meeting or you can vote by proxy. To vote by proxy, you must sign, date and return the enclosed proxy card to American Stock Transfer and Trust Company in the envelope provided prior to the Annual Meeting. You may choose to vote for all of the nominees for director, withhold authority for voting for all of the nominees, or withhold authority for voting for any individual nominee. Unless you instruct otherwise, your proxy will vote your shares FOR the election of each of the nominees for director and FOR the ratification of Arthur Andersen LLP as independent auditors, as recommended by the Board of Directors.

REVOKING PROXIES

         You may revoke a proxy at any time before it is exercised by delivering written notice of revocation to the Secretary of Tarragon, or by signing and delivering a proxy card bearing a later date. You may also attend the Annual Meeting, withdraw your proxy before it is exercised, and vote in person.

         If you are a beneficial owner of shares and you intend to vote in person at the Annual Meeting, you should obtain a legal proxy or power of attorney from your broker and present it to the inspector of election at the Annual Meeting to establish your right to vote such shares.

VOTE REQUIRED FOR APPROVAL

         The holders of a majority of the outstanding shares of common stock entitled to vote must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting.

         In order to be elected as a director, each nominee must receive the affirmative vote of a plurality of the votes cast at the Annual Meeting (Proposal 1). The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of Arthur Andersen LLP as Tarragon's independent auditors (Proposal 2).

         Votes withheld from the election of any nominee for director and abstentions will be treated as shares that are present and entitled to vote for the purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on any matter. If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, those shares will be considered as present and entitled to vote with respect to that matter, but will not be counted in the number of votes cast FOR or AGAINST the matter.

         As of the Record Date, management and affiliates held 3,229,729 shares representing approximately 43% of the shares outstanding. Management intends to vote all of these shares for the election of each of the eight nominees for director, and for the ratification of the appointment of Arthur Andersen LLP as independent auditors.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Tarragon's Board of Directors currently consists of eight members, each of whom were elected at the last annual meeting of stockholders held on January 17, 2001 to serve until the next annual meeting of stockholders or until a successor has been elected or approved.

NOMINEES

         Each of the current members of the Board of Directors of Tarragon have been nominated to serve for an additional term, until the next annual meeting of stockholders or until their respective successor has been duly elected and qualified. Each of the nominees has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a director if elected. Your proxy will vote your shares for the election of each of the nominees unless you instruct otherwise. If any nominee is unable or unwilling to serve (an event which is not anticipated), then your proxy may vote for any substitute nominee proposed by the Board of Directors in place of such nominee.

         The eight nominees are listed below, together with their ages, terms of service, all positions and offices with Tarragon or its predecessors, other principal occupations, business experience and directorships with other companies during the last five years or more. There are no family relationships among any of the directors or executive officers of Tarragon. The designation "Affiliated" when used below means that the director is an officer or employee of Tarragon.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTOR:

         WILLIE K. DAVIS (68) (Independent)

         Mr. Davis has served as a director of Tarragon since December 1998. He was a member of the Board of Trustees of Vinland Property Trust from October 1988 to July 1997, and a member of the Board of Trustees of National Income Realty Trust from October 1988 to March 1995. He served as President (from 1971 to 1985) and Chairman and 50% shareholder (since 1985) of Mid-South Financial Corporation, the holding company for Mid-South Mortgage Company and Gibbs Mortgage Company, as well as President (from 1978 to 1995) and Chairman and sole shareholder (since December 1995) of FMS, Inc., a property management and real estate development firm. He has been a director of Southtrust Bank of Middle Tennessee since 1987; and Trustee and Treasurer of Baptist Hospital, Inc., a Tennessee general welfare not-for-profit corporation, since 1986.

         WILLIAM S. FRIEDMAN (57) (Affiliated)

      Mr. Friedman has served as President, Chief Executive Officer and a director of Tarragon since April 1997. He has also been Chairman of the Board of Directors since December 2000. He previously served as a Trustee (from March
1988), Chief Executive Officer (from December 1993),

President (from December 1988), acting Chief Financial Officer (from May 1990 to February 1991), Treasurer (from August to September 1989), and acting Principal Financial and Accounting Officer (from December 1988 to August 1989) of Vinland Property Trust (until July 1997) and National Income Realty Trust (until November 1998). He has been an attorney at law since 1971.

         LANCE LIEBMAN (59) (Independent)

      Mr. Liebman has been a director of Tarragon since December 1998. He also served as a Trustee of National Income Realty Trust from March 1994 to November 1998. Mr. Liebman is the William S. Beinecke Professor of Law at Columbia Law School and the Director of Parker School of Foreign and Comparative Law. He also serves as a Director of the American Law Institute and as Public Governor of the Philadelphia Stock Exchange since 1999. He was the Dean of Columbia Law School from 1991 to 1996. From 1970 to 1991, he served as Assistant Professor, Professor and Associate Dean of Harvard Law School. He has been a director of the Greater New York Insurance Co. (both mutual and stock companies) since 1991; a director of M&F Worldwide since 1995; and a director of Brookfield Financial Properties, Inc. since 1996. He has been an attorney at law since 1968.

         ROBERT C. ROHDIE (60) (Affiliated)

         Mr. Rohdie has been a director of Tarragon and President and Chief Executive Officer of Tarragon Development Corporation, a wholly owned subsidiary of Tarragon responsible for real estate development and renovation projects, since February 2000. Since 1988, Mr. Rohdie has served as President of Rohdhouse Investments, Inc., his wholly owned real estate development company, which acted as Tarragon's joint venture partner in new construction and development projects from 1997 through 2000. Mr. Rohdie has been an attorney at law since 1965.

         ROBERT P. ROTHENBERG (41) (Affiliated)

         Mr. Rothenberg was appointed to the Board of Directors and began serving as Chief Operating Officer of Tarragon in September 2000. Mr. Rothenberg has been the managing member of APA Management LLC, a real estate investment and management company, since 1994. He is also a Managing Member of Ansonia LLC, which together with Tarragon has acquired close to 2600 apartments in the State of Connecticut since 1997. Mr. Rothenberg was a co-managing member of Accord Properties Associates, LLC, which manages the Ansonia portfolio in Connecticut and was acquired by Tarragon in January 2001. He previously founded and served as President of Venture Realty Group, Ltd., which invested in multifamily and industrial properties, from September 1992 through April 1996. Mr. Rothenberg graduated from the Harvard Business School in June 1984.

         LAWRENCE G. SCHAFRAN (62) (Independent)

      Mr. Schafran has been a director of Tarragon since December 1998. He was a Trustee of National Income Realty Trust from March 1995 to November 1998. Mr. Schafran has been Managing General Partner of L.G. Schafran & Associates, a real estate investment and development firm in New York City, since 1984. He serves as Chairman of the Board (since January 1996) and

Co-Chief Executive Officer (since January 2000) of Delta-Omega Technologies, Inc., a Broussard, Louisiana based specialty chemical company. He also serves as Trustee (since December 1999), Interim Chief Executive Officer and President (since August 2000) and Chairman (since October 2000) of the Banyan Strategic Realty Trust, a NASDAQ traded equity REIT. He has been a director of PubliCARD, Inc. since 1986, and a director of WorldSpace, Inc. since April 2000. Mr. Schafran previously served as a director of Kasper A.S.L., Ltd. from April 1997 to March 2000; a director of COMSAT Corporation from August 1997 to August 2000; a director of Capsure Holdings Corp. from 1986 to 1997; and a director of Glasstech, Inc. from January 1995 to July 1997. From December 1993 to October 1997, Mr. Schafran was a director, Member (from September 1994 to October 1997) and Chairman (from December 1994 to October 1997) of the Executive Committee of The Dart Group Corporation, a Landover, Maryland NASDAQ listed holding company.

         RAYMOND V.J. SCHRAG (55) (Independent)

         Mr. Schrag has been a director of Tarragon since December 1998. He was a Trustee of Vinland Property Trust from October 1988 to May 1995, and of National Income Realty Trust from October 1988 to November 1998. Mr. Schrag has been an attorney in private practice in New York City since 1973.

         CARL B. WEISBROD (56) (Independent)

         Mr. Weisbrod has been a director of Tarragon since December 1998. He also served as Chairman of the Board of Directors from December 1998 to December 2000. He was Chairman of the Board of Trustees of National Income Realty Trust from February 1994 to November 1998, and a member of the Board of Trustees of Vinland Property Trust from February 1994 to May 1995. Mr. Weisbrod has served as President of Alliance for Downtown New York, Inc. since 1994 and as a trustee of the Ford Foundation since 1996.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors reviews the business plan of Tarragon to determine that it is in the best interest of the stockholders, supervises the performance of management, selects executive officers and reviews the reasonableness of their compensation, reviews Tarragon's operating results and approves major acquisitions, sales and joint venture investments.

         During the fiscal year ended December 31, 2000, the Board held four regular meetings and acted by written consent 12 times. Each of the directors attended at least 75% of the aggregate of all meetings held by the Board and all meetings held by the committees of the Board, if any, upon which such director served during the period of time that such person served on the Board or such committee.

         The Board has an Audit Committee and an Executive Compensation
Committee.

         The Audit Committee currently consists of Raymond V.J. Schrag (Chairman), Lawrence G. Schafran and Willie K. Davis. The Audit Committee serves as a line of communication between the independent certified public accountants, Tarragon's internal accounting staff, and the Board of Directors. The Audit Committee met three times during 2000.

         The Executive Compensation Committee currently consists of Carl Weisbrod (Chairman), Lawrence G. Schafran, Raymond V. J. Schrag and Lance Liebman. The Executive Compensation Committee, which met twice and acted by written consent three times during 2000, makes recommendations to the Board for the compensation of Tarragon's senior executive officers, administers Tarragon's Share Option and Incentive Plan and authorizes option grants under that plan.

DIRECTOR COMPENSATION

         Our independent directors receive annual compensation of $15,000 per year plus reimbursement of expenses for their service on the Board. In addition, independent directors receive $2,000 per year for each committee of the Board on which they serve, $1,000 per year for each committee that they chair, and $1,000 per day for any special services rendered on Tarragon's behalf, plus reimbursement of expenses. Directors who are also officers of Tarragon do not receive any separate compensation for their services as director.

         Tarragon's Independent Director Stock Option Plan (the "Director Plan") provides for automatic annual grants of options to independent directors serving on the Board on the first day of each new fiscal year. The exercise price of all options granted under the Director Plan is equal to the market price on the grant date. The options are immediately exercisable, and expire on the earlier of the first anniversary of the date on which a director ceases to be a director or ten years from the date of grant.

         Pursuant to the terms of the Director Plan, each of our incumbent independent directors received options to purchase 2,000 shares of Tarragon common stock on January 1, 2000 and on January 1, 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In 2000, affiliates of William S. Friedman and his wife, Lucy N. Friedman, made advances to Tarragon pursuant to the terms of a $10 million unsecured line of credit arrangement approved by the Board of Directors. Advances under the line of credit bear interest at LIBOR plus 1% per annum or the lowest rate at which credit is offered to Tarragon by any third party, and are payable in January 2003. The outstanding balance under the line of credit as of December 31, 2000 was $6.8 million, including interest accrued during the year of $425,000. The largest aggregate amount of indebtedness outstanding under the line of credit was $7.9 million as of September 30, 2000.

         In 2000, Tarragon managed seven apartment properties and one commercial property owned by affiliates of Mr. Friedman and received management fees totaling $279,000 for these services.

         In February 2000, Tarragon acquired the interests of Robert C. Rohdie and his affiliates in ten apartment communities recently completed or then under construction, as well as in all joint venture development projects then in the planning stages, for a total value of up to $10,000,000. Mr. Rohdie, Tarragon's joint venture partner in the development of these projects, contributed his equity interests to an operating partnership formed by Tarragon in exchange for a preferred interest in the operating partnership and a preferred return comprised of a quarterly guaranteed fixed return of 5% per annum for the first two years, increasing by 1% per year for the next five years, on up to $8,000,000, plus an annual amount equal to the dividends, if any, payable on up to 215,952 shares (as adjusted to give effect to the December 2000 10% stock dividend) of Tarragon common stock. As of February 2001, Mr. Rohdie has the right to convert his preferred interest in the operating partnership into a maximum of 215,952 shares of our common stock, and preferred stock with a face value of up to $8 million and a like dividend to his guaranteed fixed return from the operating partnership. If we do not have available an issue of preferred stock outstanding at the time of the conversion, or at our discretion, we may pay Mr. Rohdie the cash value of his preferred interest over three years.

         In connection with this transaction, Tarragon formed a new development subsidiary to expand our real estate development and renovation program, and Mr. Rohdie joined Tarragon as President and Chief Executive Officer of Tarragon Development Corporation and as a member of our Board of Directors effective February 2000.

         In 1997, Tarragon formed Ansonia Apartments, L.P. with Richard Frary, Joel Mael, Robert Rothenberg and Saul Spitz. Since then, Ansonia has purchased 16 apartment properties, with an aggregate 2,580 units, and an 160,000 square foot historic mill for conversion to residential lofts, all located in Connecticut. Tarragon's capital contributions to the partnership earn a preferred return and have priority over distributions to our partners. Tarragon has also made interest-bearing advances to Ansonia to fund major renovations to four of its properties. Our contributions and advances through December 31, 2000 total $16 million. In 2000, Tarragon received $5.7 million from Ansonia in connection with the refinancing of six of its properties.

         Pursuant to an Acquisition Agreement dated November 15, 2000, but effective for all purposes on January 1, 2001, Tarragon acquired the interests of Robert Rothenberg, Eileen Swenson and Saul Spitz in Accord Properties Associates, LLC, a Connecticut limited liability company which manages the Ansonia portfolio and other properties in Connecticut, for $300,000 in cash, 25,000 shares of Tarragon 10% Cumulative Preferred Stock, valued at an additional $300,000, and options to acquire 198,000 shares of Tarragon common stock (as adjusted to give effect to the December 2000 10% stock dividend), issued under Tarragon's Share Option and Incentive Plan. Mr. Rothenberg, Ms. Swenson and Mr. Spitz joined Tarragon as executive officers, and Mr. Rothenberg was appointed as a member of our Board of Directors, in September 2000.

         We believe that the foregoing transactions were at least as advantageous to us as we could have obtained from unrelated third parties.

                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

         The Audit Committee of the Board of Directors is composed of three independent directors and operates under a written charter (attached as Appendix
A) adopted by the Board of Directors on April 7, 2000, all in accordance with applicable rules of the Securities and Exchange Commission and NASDAQ.

         The Audit Committee oversees Tarragon's auditing, accounting and financial reporting processes on behalf of the Board. Management is responsible for internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Tarragon's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee also recommends to the Board of Directors the selection of Tarragon's independent accountants.

         The Audit Committee has reviewed and discussed with management the audited consolidated financial statements of the company for the 2000 fiscal year, and has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with representatives of the independent accountants their independence.

         Based upon the review and the discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Tarragon's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission. The Audit Committee also recommended that Arthur Andersen LLP be retained to audit the consolidated financial statements of Tarragon for the 2001 fiscal year.

                                 AUDIT COMMITTEE

         Raymond V.J. Schrag         Lawrence G. Schafran        Willie K. Davis

INDEPENDENT ACCOUNTANT FEES

         Tarragon paid Arthur Andersen, LLP the following fees for services rendered for the 2000 fiscal year:

Audit Fees:         $185,000 for the review of Tarragon's quarterly financial
                    statements and audit of Tarragon's annual financial statements for 2000.

All other Fees:     $47,000 for all other services, including $29,000 for tax
                    services and $18,000 for accounting consultations.

                                   PROPOSAL 2

                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors, upon the recommendation of its Audit Committee, has selected the firm of Arthur Andersen LLP to audit the consolidated financial statements of Tarragon for the fiscal year ending December 31, 2001, and has directed that its selection of independent auditors be submitted for ratification by the stockholders at the Annual Meeting. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

         Arthur Andersen LLP served as the auditors for Tarragon for the 1997, 1998, 1999 and 2000 fiscal years. Representatives of Arthur Andersen LLP have been invited to attend and are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

         The Board of Directors recommends that you vote FOR the approval and ratification of Arthur Andersen LLP as independent auditors.

                                   MANAGEMENT

         Messrs. Friedman, Rohdie and Rothenberg, together with the individuals listed below, currently serve as the executive officers of Tarragon. Their positions with Tarragon are not subject to a vote of stockholders. Tarragon's employment of Messrs. Friedman, Rohdie and Rothenberg is subject to the terms of employment agreements more fully described below. All other executive officers serve until the first meeting of the Board of Directors following the next succeeding annual meeting of stockholders or until their successors have been duly chosen and qualified.

         CHRIS CLINTON (53) has been Senior Vice President - Commercial Asset Management of Tarragon since March 1994. He also served as Senior Vice President
- Commercial Asset Management for Vinland Property Trust from March 1994 to July 1997 and for NIRT and Tarragon Realty Advisors from March 1994 to November 1998, and as Vice President of Vinland Property Trust and NIRT from October 1988 to March 1994.

         ERIN D. DAVIS (39) has been Executive Vice President and Chief Financial Officer of Tarragon since December 1998. She previously served as Vice President and Chief Accounting Officer for Tarragon from April 1997 to November 1998, of Vinland Property Trust from September 1996 to July 1997, and of NIRT from September 1996 to November 1998. She served as Accounting Manager of Vinland, NIRT, and Tarragon Realty Advisors from June 1995 to August 1996. She has been a Certified Public Accountant since 1990.

         PETER LARSEN (58) has served as Senior Vice President - Acquisitions of Tarragon since July 1997. From July 1997 to November 1998, he was Senior Vice President, and from April 1996 through June 1997, he was Vice President of NIRT and Tarragon Realty Advisors.

         KATHRYN MANSFIELD (40) has been Executive Vice President of Tarragon since December 1998 and Secretary and Corporate Counsel of Tarragon since May 1998. She previously served as Vice President for Tarragon, NIRT, and Tarragon Realty Advisors from May 1998 to December 1998. Prior to joining Tarragon, she was Vice President and Senior Counsel for CB Richard Ellis, Inc., formerly CB Commercial Real Estate Group, Inc., from October 1994 to May 1998. She has been an attorney at law since 1984.

         LORI D. MEYER (39) has served as Senior Vice President - Deputy Director of Property Management of Tarragon since December 1998. She has also served as Senior Vice President (since November 1998), Controller (from February 1996 to October 2000) and Vice President (from February 1996 to November 1998) of Tarragon Management, Inc., a wholly owned subsidiary of Tarragon. She has been a Certified Public Accountant since 1996.

         TODD C. MINOR (43) has been Senior Vice President (since December 1998) and Treasurer (since April 1997) of Tarragon. Mr. Minor was also the Treasurer of Vinland Property Trust from December 1996 through July 1997 and of NIRT from December 1996 through November 1998. He served as Senior Vice President - Mortgage Servicing and Financing from May 1995 to November 1996, Senior Vice President - Finance from March 1994 to April 1995, and Vice President from April 1991 to July 1993 of Vinland Property Trust and NIRT and Senior Vice President of Tarragon Realty Advisors from March 1994 through November 1998.

         CHARLES RUBENSTEIN (42) has been Executive Vice President of Tarragon since December 1998 and General Counsel since September 1998. He also served as Senior Vice President for Tarragon, NIRT, and Tarragon Realty Advisors from September 1998 to December 1998. Prior to joining Tarragon, he was employed as General Counsel for Simpson Housing Limited Partnership in Denver, Colorado from January 1996 to February 1998, and as a Real Estate Associate with the law firm of Andrews & Kurth, L.L.P., in New York, New York, from October 1987 to November 1995. He has been an attorney at law since 1984.

         TODD M. SCHEFLER (44) became Senior Vice President - Development for Tarragon in May 2001. Mr. Schefler served as Vice President - Structured Transactions of Tarragon from January 2000 through May 2001. Prior to joining Tarragon, he was employed at Burroughs Development Corporation of Paramus, New Jersey as a Senior Vice President - Acquisitions and Finance from April 1998 to December 1999, and as Vice President from April 1994 to August 1997. He served as President of TMS Realty Inc., a real estate finance and development consulting firm, from September 1997 to April 1998.

         SAUL SPITZ (49) joined Tarragon as Executive Vice President of Acquisitions in September 2000. He has been a member of APA Management LLC, a real estate investment and management company, since September 1994. He has also been a member of Ansonia LLC, which together with Tarragon has acquired close to 2600 apartments in the State of Connecticut, since November 1997. Mr. Spitz has been a co-managing member of Accord Properties Associates, LLC, which manages the Ansonia portfolio in Connecticut, since 1998.

         EILEEN A. SWENSON (50) joined Tarragon as President of Tarragon Management, Inc. in September 2000. Ms. Swenson founded and has served as President of Accord Properties Associates, LLC and its predecessor, Accord Ventures, Inc., since August 1994. Ms. Swenson has been a Certified Property Manager since 1987.

         WILLIAM H. THOMPSON (41) joined Tarragon as Executive Vice President and Chief Information Officer in September 2000. He has served as Chief Financial Officer of Accord Properties Associates, LLC since August 1998. Mr. Thompson was previously Chief Financial Officer of Myers Northeast, a Connecticut based property management firm, from November 1992 until August 1998. Mr. Thompson has been a Certified Public Accountant since 1982.

EXECUTIVE COMPENSATION

         We did not have any employees or pay any compensation to executive officers prior to our acquisition of Tarragon Realty Advisors, Inc. on November 24, 1998. Prior to that date, our executive officers were compensated solely by Tarragon Realty Advisors. They performed a variety of services for Tarragon Realty Advisors, and the amount of their compensation was determined solely by it. Following our acquisition of Tarragon Realty Advisors, we began paying compensation to executive officers and employees. However, none of our executive officers earned or received compensation in excess of $100,000 from Tarragon in fiscal year 1998.

         The following table reflects the compensation paid to our Chief Executive Officer in fiscal years 1998, 1999 and 2000, and the compensation paid to each of our four most highly compensated executive officers (collectively, the "named executive officers") in fiscal years 1999 (where applicable) and 2000 for services rendered to Tarragon and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                                     Long Term Compensation
                                                                                                             Awards
          Name                  Principal Position                        Annual                      Securities Underlying
                                                                       Compensation                       Options/SARs
                                                                                                       (Number of Shares)
                                                          -----------------------------------
                                                          Year         Salary         Bonus
                                                          ----        --------       --------
William S. Friedman       President                       2000        $300,000             --                   --
                          Chief Executive Officer         1999        $300,000             --                   --
                          Director                        1998        $ 28,846             --              495,000(1)

Robert C. Rohdie          President and Chief Executive   2000        $183,333       $125,000                   --
                          Officer, Tarragon Development
                          Corporation;
                          Director

Charles Rubenstein        Executive Vice President        2000        $175,000       $ 75,000                5,500
                          General Counsel                 1999        $153,000       $ 50,000                   --

Todd M. Schefler          Senior Vice President -         2000        $123,000       $ 90,000               22,000
                          Development

Robert P. Rothenberg      Chief Operating Officer         2000        $66,667        $100,000              264,000(2)
                          Director

(1) Mr. Friedman received an additional option for 192,500 shares of common stock as part of the consideration for Tarragon's acquisition of Tarragon Realty Advisors in November 1998.

(2) Mr. Rothenberg received an additional option for 66,000 shares of common stock as part of the consideration for Tarragon's acquisition of Accord Properties Associates, LLC effective January 1, 2001.

          The following table shows the stock options exercised during 2000 by each of our named executive officers and the fiscal year-end value of their unexercised options on an aggregated basis.

AGGREGATED OPTION / SAR EXERCISES IN FISCAL YEAR 2000 AND FISCAL YEAR-END OPTION/SAR VALUES

          Name           Shares acquired on     Value Realized      Number of               Value of
                             exercise                 ($)          securities              unexercised
                               (#)                                 underlying             in-the-money
                                                                   unexercised           options/SARs at
                                                                  options/SARs at        fiscal year end
                                                                 fiscal year end               ($)
                                                                       (#)
                                                                 ----------------        ----------------
                                                                   Exercisable/            Exercisable/
                                                                   Unexercisable           Unexercisable
                                                                 ----------------        -----------------
William S. Friedman            --                     --             687,500/-0-                -0-/-0-
Robert C. Rohdie               --                     --                      --                     --
Charles Rubenstein             --                     --            6,600/15,400                -0-/-0-
Todd M. Schefler               --                     --              -0-/22,000              -0-/6,600
Robert P. Rothenberg           --                     --          88,000/176,000          40,800/81,600

EMPLOYMENT CONTRACTS

         Tarragon entered into an employment agreement with William S. Friedman in November 1998 in connection with our acquisition of Tarragon Realty Advisors from Mr. Friedman and his wife, Lucy N. Friedman. Mr. Friedman's employment agreement is for a term of four years at an annual salary of $300,000, includes a broad covenant not to compete with Tarragon during the term of the agreement and for a period of three years following termination, and includes a right of first refusal in favor of Tarragon with regard to any real estate investment opportunity that comes to his attention. Mr. Friedman also received immediately exercisable stock options to purchase 275,000 shares of Tarragon common stock at an exercise price of $10.91 per share and 220,000 shares of Tarragon common stock at an exercise price of $13.64 per share (all as adjusted to give effect to the December 2000 10% stock dividend) in connection with his employment agreement.

         Mr. Friedman's employment with Tarragon may be terminated at any time by mutual agreement of the parties on terms to be negotiated and reduced to writing at the time of termination. In the event that Mr. Friedman dies during the initial or any renewal term of his employment agreement, his estate is entitled to the greater of the compensation which would have been payable to him over the remainder of the initial term of the agreement or through the end of the then current calendar year if in a renewal term or the value of any other benefits available to them under any benefit plan Tarragon then has in effect. In the event that Mr. Friedman's employment is terminated during the initial or any renewal term of his employment agreement for any reason other than the mutual agreement of the parties or his death, Tarragon is obligated to continue to pay him $25,000 per month for the greater of the balance of the initial term of the agreement or through the end of the then current calendar year if in a renewal term and the number of months he observes the restrictive covenants and agreement not to compete contained in his employment agreement, but in any event not more than 36 months from the date of termination.

         Tarragon entered into an employment agreement with Robert C. Rohdie effective February 1, 2000, following Tarragon's acquisition of Mr. Rohdie's interests in our joint venture projects with him. Mr. Rohdie's employment agreement is for a term of three years at an annual salary of $200,000. It also includes a broad covenant not to compete with Tarragon during the term of the agreement and for a period of one year following termination and a right of first refusal in favor of Tarragon with regard to any real estate investment opportunity that comes to his attention. Mr. Rohdie's employment with Tarragon may be terminated at any time by mutual agreement of the parties on terms to be negotiated and reduced to writing at the time of termination. In the event that Mr. Rohdie's employment with Tarragon is terminated by the Board without cause during the initial or any renewal term of his agreement, Tarragon is obligated to continue to pay him $16,666 per month for the lesser of the remaining number of months in the initial term of the agreement or the then annual renewal term of the agreement and the number of months he observes the restrictive covenants and agreement not to compete contained in his employment agreement, but in any event not more than 12 months from the date of termination.

         Tarragon entered into an employment agreement with Robert P. Rothenberg effective September 25, 2000. Mr. Rothenberg's employment agreement is for a term of three years at an annual salary of $250,000, with a guaranteed minimum annual incentive bonus of $100,000. In addition Mr. Rothenberg received options to acquire 264,000 shares of Tarragon common stock at its fair market value on the date of grant. The agreement also includes a broad covenant not to compete with Tarragon during its term and for a minimum period of one year following its termination, and a right of first refusal in favor of Tarragon with regard to any real estate investment opportunity that comes to his attention. Mr. Rothenberg's employment with Tarragon may be terminated at any time by mutual agreement of the parties on terms to be negotiated and reduced to writing at the time of termination. In the event that Mr. Rothenberg's employment with Tarragon is terminated by the Board without cause during the initial or any renewal term of his agreement, Tarragon is obligated to continue to pay him $20,833.33 per month for 12 months following the date of termination or the number of months remaining under the agreement, whichever is greater.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Executive Compensation Committee currently consists of Lance Liebman, Carl B. Weisbrod, Raymond V.J. Schrag and Lawrence Schafran, who are all independent members of our Board of Directors. None of the members of the committee are current or former employees of Tarragon.

                        REPORT ON EXECUTIVE COMPENSATION
                    BY THE EXECUTIVE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

         The Executive Compensation Committee reviews and approves Tarragon's compensation philosophy and executive compensation programs, plans and awards, as well as administering Tarragon's Share Option and Incentive Plan and authorizing option grants thereunder. Tarragon's compensation policy has been to provide all employees with a total compensation package which includes a competitive salary, an incentive bonus based upon individual performance, competitive benefits and an efficient, worker-friendly workplace environment. In addition, most employees are eligible to receive qualified incentive stock options under Tarragon's Share Option and Incentive Plan, which was established to reward and motivate employees by providing them with an opportunity to acquire a proprietary interest in Tarragon and aligning their interests with those of our stockholders.

         The Executive Compensation Committee reviews executive officer salaries and incentive bonus and option awards. Tarragon's executive officers are paid salaries in line with their experience and responsibilities. Peer group compensation practices are also taken into consideration. In addition, they are eligible for an annual incentive bonus based upon individually established performance goals. Stock option grants to executive officers are likewise based on various subjective factors, primarily relating to the responsibilities of the individual officers, and their expected future contributions and prior option grants.

         The Executive Compensation Committee reviewed and approved the terms of the employment agreement that Tarragon entered into with Robert P. Rothenberg effective September 25, 2000. The Board of Directors as a whole considered and approved the terms of the employment agreements Tarragon entered into with William S. Friedman in November 1998, and with Robert C. Rohdie in February 2000.

         Prior to entering into an employment agreement with Mr. Friedman, the Board considered his qualifications and experience in the real estate industry in general, and his long term commitment to Tarragon and its predecessors. The Board also considered the financial performance of Tarragon and its predecessors under Mr. Friedman's management, in terms of net increase in assets and asset value, stockholder return and increase in market price of our common stock. The Board determined that it was in the best interest of Tarragon to ensure Mr. Friedman's continued full time involvement in management, and fashioned a compensation package consisting of base salary and stock option awards to achieve this purpose. In determining the amount of base salary payable to Mr. Friedman, the Board considered the responsibilities of the position, the competitive marketplace for comparable executive talent, including market information relative to the compensation paid to other chief executive officers of comparable real estate investment trusts, and the financial performance of Tarragon in fiscal year 1998 and historically. Mr. Friedman was also awarded options to purchase common stock at above market prices, reflecting the Board's desire to motivate the chief executive officer to achieve strategic and financial goals and to create value for the stockholders of Tarragon.

         Mr. Rohdie's contractual compensation consists of a guaranteed base salary plus eligibility for an incentive bonus to be awarded annually, at the discretion of the Board. In approving Mr. Rohdie's employment agreement, the Board considered his extensive experience in real estate development and construction, the responsibilities of his position as President of Tarragon Development Corp., and the competitive marketplace for comparable executive talent. The Board also considered the success of Tarragon's joint venture projects with him over the prior several years.

         The Committee approved a compensation package for Mr. Rothenberg consisting of a guaranteed base salary plus a guaranteed minimum incentive bonus to be awarded annually, at the discretion of the Board, and stock options. In considering the amount of total compensation payable to Mr. Rothenberg under his employment agreement, the Committee took into account his successful track record in creating value in Ansonia Apartments, L.P. through acquiring, renovating and managing multi-family residential properties in Connecticut, as well as his prior experience in real estate development, leasing and management, the responsibilities of his new position as Chief Operating Officer of Tarragon, and the competitive marketplace for comparable executive talent. Mr. Rothenberg was also awarded options to purchase shares of common stock at current market prices as an additional incentive to achieve Tarragon's objectives through equity participation in our success and growth.


                        EXECUTIVE COMPENSATION COMMITTEE

                   Lance Liebman                   Lawrence G. Schafran

                   Raymond V.J. Schrag             Carl B. Weisbrod

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following tables set forth information concerning the holdings of each person known to Tarragon to be the beneficial owner of more than five percent of our common stock, of each director and named executive officer, and of all of Tarragon's directors and executive officers as a group. All information with respect to beneficial ownership was furnished to Tarragon by the respective director, officer, or stockholder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                                   Amount and Nature
      Name and Address of            of Beneficial         Percent of
        Beneficial Owner               Ownership            Class(1)
      -------------------          ------------------      ----------
Lucy N. Friedman                     3,270,407(2)(3)(4)       42.7%
1775 Broadway 23rd Floor                      (5)(6)
New York, New York 10017

(1) Percentage is based upon 7,463,309 shares of common stock outstanding at May 21, 2001.

(2) Includes 1,547,574 shares owned by Mrs. Friedman directly and 192,500 shares covered by a presently exercisable option.

(3) Includes 608,543 shares owned by Lucy N. Friedman's spouse, William S. Friedman.

(4) Includes 42,134 shares owned by Mrs. Friedman's minor son, Samuel Friedman. Mrs. Friedman disclaims beneficial ownership of such shares.

(5) Includes 137,211 shares owned by Tarragon Capital Corporation, of which Mrs. Friedman and Mr. Friedman are executive officers and directors; 144,478 shares owned by Tarragon Partners, Ltd., of which Mrs. Friedman and Mr. Friedman are limited partners and Tarragon Capital is the general partner; and 597,967 shares owned by Beachwold Partners, L.P., in which Mrs. Friedman and Mr. Friedman are the general partners and their four children are the limited partners.

(6) Does not include 99,554 shares owned by Mrs. Friedman's adult son, Ezra Friedman; 74,078 shares owned by Mrs. Friedman's adult daughter, Tanya Friedman; or 41,794 shares owned by Mrs. Friedman's adult son, Gideon Friedman. Mrs. Friedman disclaims beneficial ownership of such shares.

SECURITY OWNERSHIP OF MANAGEMENT

                                  Amount and Nature
                                    of Beneficial                 Percent of
  Name of Beneficial Owner           Ownership                     Class(1)
----------------------------      -----------------               ----------
William S. Friedman               3,765,407(2)(3)(4)(5)(6)          46.2%

Lance Liebman                        24,032(7)                          *

L. G. Schafran                       21,639(8)                          *

Raymond V.J. Schrag                  77,560(9)                         1%

Carl B. Weisbrod                     23,954(10)                         *

Willie K. Davis                      11,220(11)                         *

Robert C. Rohdie                     53,155(12)                         *

Robert P. Rothenberg                112,100(13)                      1.5%

Charles D. Rubenstein                 6,600(14)                         *

Todd Schefler                         2,530(15)

All Directors and Executive       4,219,863(2)(3)(4)(5)(6)          49.9%
Officers as a group                        (7)(8)(9)(10)(11)
 (19 individuals)                          (12)(13)(14)(15)

*    Less than 1%.

(1) Percentages are based upon 7,463,309 shares of common stock outstanding at May 21, 2001.

(2) Includes 608,543 shares owned by Mr. Friedman directly and 687,500 shares covered by two separate presently exercisable options.

(3) Includes 1,547,574 shares owned by Mr. Friedman's spouse, Lucy N. Friedman. Mr. Friedman disclaims beneficial ownership of all such shares.

(4) Includes 137,211 shares owned by Tarragon Capital Corporation, 144,478 shares owned by Tarragon Partners, Ltd., and 597,967 shares owned by Beachwold Partners, L.P.

(5) Includes 42,134 shares owned by Mr. Friedman's minor son, Samuel Friedman. Mr. Friedman disclaims beneficial ownership of such shares.

(6) Does not include 99,554 shares owned by Mr. Friedman's adult son, Ezra Friedman; 74,078 shares owned by Mr. Friedman's adult daughter, Tanya Friedman; or 41,794 shares owned by Mr. Friedman's adult son, Gideon Friedman. Mr. Friedman disclaims beneficial ownership of such shares.

(7) Includes 2,393 shares owned by Mr. Liebman directly and 21,639 shares covered by seven separate presently exercisable options.

(8) Includes 21,639 shares covered by seven separate presently exercisable options.

(9) Includes 50,421 shares owned by Mr. Schrag directly and 21,639 shares covered by seven separate presently exercisable options. Also includes 5,500 shares owned by Mr. Schrag's wife individually. It does not include 1,551 shares owned by Mr. Schrag's adult daughter, Rebecca, or 1,551 shares owned by Mr. Schrag's adult son, Ben. Mr. Schrag disclaims beneficial ownership of such shares.

(10) Includes 5,615 shares owned by Mr. Weisbrod directly and 18,339 shares covered by six separate presently exercisable options.

(11) Includes 4,620 shares owned by Mr. Davis directly and 6,600 shares covered by three separate presently exercisable options.

(12) Includes 52,440 shares owned by Rohdhouse Investments, Inc., a Florida corporation owned by Mr. Rohdie, and 715 shares owned by his spouse. See also "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" for a discussion of Mr. Rohdie's interest in an operating partnership with Tarragon.

(13) Includes 2,100 shares owned by Mr. Rothenberg directly, and 110,000 shares covered by two presently exercisable options. Mr. Rothenberg also owns 8,333 shares of Tarragon 10% Cumulative Preferred Stock.

(14) Includes 6,600 shares covered by a presently exercisable option.

(15) Includes 330 shares owned by Mr. Schefler directly, and 2,200 shares covered by one presently exercisable option.

COMPLIANCE WITH SECTION 16(a) REPORTING REQUIREMENTS

         Section 16(a) of the Exchange Act requires that our directors, executive officers, and persons holding more than ten percent of our common stock file initial reports of ownership of the common stock and reports of any changes in that ownership to the SEC. Specific due dates for these reports have been established, and Tarragon is required to report any failure to file by these dates during fiscal 2000.

         To our knowledge, based solely upon the written representations of our incumbent directors, executive officers, and ten percent stockholders and copies of the reports that they have filed with the SEC, these filing requirements were satisfied during 2000 except that reports on Form 4 for Mr. and Mrs. Friedman for the month of September, 2000 and for Mr. Beck, a former Board member, for the month of October, 2000 and reports on Form 3 for Robert
 P. Rothenberg, Eileen Swenson, Saul Spitz and William Thompson for the month of September, 2000, were filed late.

                                PERFORMANCE GRAPH

 The following performance graph and table compare the cumulative total shareholder return on Tarragon's common stock for the five year period ended December 31, 2000, with the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500 Index") and a peer group composed of Associated Estates Realty Corp., Crescent Operating, Inc., Excel Legacy Corporation, LNR Property Corp., Summit Properties Inc., and Wellsford Real Properties ("Peer Group") over the same period. The comparison assumes that $100 was invested on December 31, 1995 in Tarragon common stock and in each of the indices and further assumes the reinvestment of all dividends. The shareholder return shown on the graph below is not necessarily indicative of future performance.

                                    [GRAPH]

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                   FOR THE FIVE YEARS ENDED DECEMBER 31, 2000
                 AMONG TARRAGON*, S&P 500 INDEX, AND PEER GROUP

                1995          1996        1997       1998      1999        2000
               ------        ------      ------     ------    ------      ------
TARRAGON*      100.00        133.95      191.85     266.31     257.28     282.39
PEER GROUP     100.00        120.54      128.50      93.86      94.01     117.97
S&P 500 INDEX  100.00        122.96      163.99     210.86     255.20     231.96

         *The merger of Tarragon and NIRT was accounted for as a reverse acquisition of Tarragon by NIRT using the purchase method of accounting. As a result, Tarragon's historical balances and operations for dates prior to November 24, 1998, the effective date of the merger, are those of NIRT. Information set forth above for dates prior to November 24, 1998 reflect the performance of NIRT and its shares of beneficial interest, as adjusted to give effect to the 1.97 to 1 exchange ratio established in the merger.

                              FINANCIAL STATEMENTS

         The audited financial statements of Tarragon (and its predecessors) in comparative form as of December 31, 2000 and 1999 are contained in the 2000 Annual Report to Stockholders, which is being delivered with this Proxy Statement. Neither the Annual Report nor the financial statements contained in it are to be considered a part of this solicitation.

                                  OTHER MATTERS

         The Board of Directors does not know of any other matters to be brought before the Annual Meeting. If, however, any other matters should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares of common stock represented by duly executed proxies in accordance with their best judgment.

                        FUTURE PROPOSALS OF STOCKHOLDERS

         If you want to present a stockholder proposal at Tarragon's Next Annual Meeting of Stockholders, you must send the proposal to Kathryn Mansfield, Corporate Secretary, 3100 Monticello, Suite 200, Dallas, TX 75205, by registered or certified mail, not later than March 31, 2002, in order for it to be considered for inclusion in Tarragon's proxy statement and form of proxy for that meeting.

                             SOLICITATION OF PROXIES

         This Proxy Statement is furnished to Stockholders to solicit proxies on behalf of the Board of Directors of Tarragon. The cost of soliciting proxies will be borne by Tarragon. Directors and officers of Tarragon may, without any additional compensation, solicit proxies by mail, in person or by telecommunication.

         COPIES OF TARRAGON'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 ON FORM 10-K ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO TARRAGON REALTY INVESTORS, INC., 1775 BROADWAY, 23RD FLOOR, NEW YORK, NEW YORK, 10019, ATTN: INVESTOR RELATIONS.


Dated:   May 31, 2001                       BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ KATHRYN MANSFIELD

                                            Kathryn Mansfield
                                            Executive Vice President
                                            and Secretary

                                                                      APPENDIX A

                         TARRAGON REALTY INVESTORS, INC.

                             AUDIT COMMITTEE CHARTER


                                    ARTICLE I
                                     PURPOSE

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the financial accounting and reporting practices of the Company. The Audit Committee's primary responsibilities are to serve as an independent and objective party to review the Company's auditing, accounting and financial reporting processes. The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Article IV of this charter.

                                   ARTICLE II
                                   COMPOSITION

The Audit Committee shall be comprised of three or more independent directors as determined by the Board. The Board shall also designate a chairperson for the Audit Committee. Each member of the Audit Committee shall be independent of management of the Company, and shall have no relationship that might, in the business judgment of the Board, interfere with the exercise of his or her independent judgment. Each member of the Audit Committee shall be financially literate, with at least one member having accounting or related financial management expertise. The members of the Audit Committee shall satisfy at all times the requirements for audit committee membership of any exchange on which the Company's securities are listed or of any applicable law. The Board will determine, in its business judgment, whether the members of the Audit Committee satisfy all such requirements.

                                   ARTICLE III
                                    MEETINGS

The Audit Committee shall meet regularly and as circumstances dictate. Regular meetings of the Audit Committee may be held without notice at such times and at such places as shall from time to time be determined by the chairperson of the Audit Committee, or the president or secretary of the Company. Special meetings of the Audit Committee may be called by or at the request of any member of the Audit Committee, any of the Company's executive officers, or the Company's internal or independent auditors, in each case on at least twenty-four hours notice. Management, internal and independent auditors, and the Company's legal counsel may attend each meeting or portions thereof as required by the Audit Committee.

A majority of the Audit Committee members shall constitute a quorum for the transaction of the committee's business. Unless otherwise required by applicable law, the Company's Articles of

Incorporation or bylaws, or the Board of Directors, the Audit Committee shall act upon the vote or consent of a majority of its members at a duly called meeting at which a quorum is present. The Audit Committee may also take action by a written instrument signed by all of the members of the Audit Committee. Members of the Audit Committee may participate in committee proceedings by means of conference telephone or similar communications equipment so long as all persons participating in the proceedings can hear the others, and such participation shall constitute presence in person at such proceedings.

                                   ARTICLE IV
                                RESPONSIBILITIES

The Audit Committee's role is one of oversight. The Audit Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work. Management is responsible for preparing the Company's financial statements. The Company's independent auditors are responsible for auditing the financial statements. The activities of the Audit Committee are in no way designed to supersede or alter these traditional responsibilities. The following functions shall be the key responsibilities of the Audit Committee in carrying out its oversight function.

1. Provide an open avenue of communications between the independent auditors and the Board of Directors, including such private sessions with the independent auditors as the Audit Committee may deem appropriate.

2. Receive and review reports from management relating to the Company's financial reporting process, published financial statements and/or major disclosures and the adequacy of the Company's system of internal controls.

3. Receive and review reports from management and the Company's legal counsel relating to legal and regulatory matters that may have a material impact on the Company's financial statements and Company compliance policies.

4. Inquire of management and independent auditors regarding the appropriateness of accounting principles followed by the Company, changes in accounting principles and their impact on the financial statements.

5. The Board of Directors shall be ultimately responsible for the selection, evaluation, and replacement of the independent auditors. The Audit Committee will:

          o Recommend annually the appointment of the independent auditors to the Board for its approval and subsequent submission to the stockholders for ratification.

          o Assess the independence of the independent auditors by obtaining a formal written statement delineating all relationships between the independent auditors and the Company including all non-audit services and fees.

          o Discuss with the independent auditors if any disclosed relationship or service could impact the auditors' objectivity and independence.

          o Recommend that the Board take appropriate action in response to the independent auditors' statement to ensure the independence of the independent auditors.

6. Meet with independent auditors and review their report to the Audit Committee including comments relating to the system of internal controls, published financial statements and related disclosures, the adequacy of the financial reporting process and the scope of the independent audit. Discuss with the independent auditors the matters required to be communicated to the Audit Committee by Statement on Auditing Standards No. 61, Communications with Audit Committees, Relating to the Conduct of the Audit.

7. Receive and review reports from the independent auditors relating to plans for the audit of the Company's information technology procedures and controls.

8. Review with the independent auditors the coordination of their audit activities.

9. Prepare a report, for inclusion in the Company's annual proxy statement, disclosing that the Audit Committee reviewed and discussed the audited financial statements with management and discussed certain other matters with the independent auditors. Based upon these discussions, state in the report whether the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

10. Review and reassess the adequacy of the Audit Committee's charter annually. If any revisions to the charter are deemed necessary or appropriate, submit the same to the Board for its consideration and approval.

                                    ARTICLE V
                                  MISCELLANEOUS

The Audit Committee may perform any other activities consistent with this charter, the Company's Articles of Incorporation and Bylaws or governing law, as the Audit Committee or the Board deems necessary or appropriate.


         As Approved by the Board of Directors of Tarragon Realty Investors,
Inc.

                                                          April 7, 2000

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                                      PROXY

                         TARRAGON REALTY INVESTORS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS, JULY 17, 2001

         The undersigned stockholder of TARRAGON REALTY INVESTORS, INC. hereby appoints WILLIAM S. FRIEDMAN and CARL B. WEISBROD, each with full power of substitution, as attorneys and proxies to vote all shares of Common Stock, par value $0.01 per share, of TARRAGON REALTY INVESTORS, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Tarragon to be held on July 17, 2001 at 10:00 a.m., local New York City time, at 1775 Broadway, 23rd Floor, New York, New York, or any adjournment(s) thereof, with all powers the undersigned would possess if personally present, as indicated below, for the transaction of such other business as may properly come before said meeting or any adjournment(s) thereof, all as set forth in the May 31, 2001 Proxy Statement for said meeting:

         THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NO DIRECTION IS INDICATED IT WILL BE VOTED FOR ALL NOMINEES AND FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP. ON OTHER MATTERS THAT MAY COME BEFORE SAID MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE ABOVE-NAMED PERSONS.


                  (continued and to be signed on reverse side)
--------------------------------------------------------------------------------
                      Please date, sign and mail your proxy
                         card back as soon as possible!

                         Annual Meeting of Stockholders
                         TARRAGON REALTY INVESTORS, INC.

                                  July 17, 2001

                 Please Detach and Mail in the Envelope Provided
                                       9

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  PLEASE MARK YOUR VOTES LIKE THIS EXAMPLE.

   1. ELECTION OF DIRECTORS
         [ ] FOR All Nominees (except as marked to the contrary)     NOMINEES
         [ ] WITHHOLD Authority For All Nominees listed at right     Willie K. Davis
         INSTRUCTION: To withhold authority to vote                  William S. Friedman
         for any individual nominee, strike a line                   Lance Liebman
         through the nominee's name listed at right.                 Lawrence G. Schafran
                                                                     Raymond V.J. Schrag
                                                                     Robert C. Rohdie
                                                                     Robert P. Rothenberg
                                                                     Carl B. Weisbrod
   2. RATIFICATION OF THE APPOINTMENT OF ARTHUR
      ANDERSON LLP AS INDEPENDENT AUDITORS          FOR     AGAINST     ABSTAIN
                                                    [ ]       [ ]         [ ]

   3. In their discretion on any other matters which may properly come before the meeting or any adjournment(s) thereof.

   Please complete, date, sign and return this proxy promptly in the accompanying envelope.

PLEASE SIGN HERE:                                     Date:
                 -----------------------------------       --------------------
NOTE: PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON. WHEN THERE IS MORE THAN ONE OWNER, EACH MUST SIGN. WHEN SIGNING AS AN AGENT, ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN, OR TRUSTEE, PLEASE INDICATE YOUR TITLE AS SUCH. IF EXECUTED BY A CORPORATION, THIS PROXY SHOULD BE SIGNED BY A DULY AUTHORIZED OFFICER WHO SHOULD INDICATE HIS TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME, BY AN AUTHORIZED PERSON. PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
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